Exhibit 10.1

CONSUMER PORTFOLIO SERVICES, INC.

2025 EQUITY INCENTIVE PLAN

Section 1. Purposes of Plan. The purposes of this Plan are to (a) attract and retain the most talented Participants available, and (b) promote the growth and success of the Company’s business, (i) by aligning the long-term interests of Participants with those of the shareholders by providing an opportunity to acquire an interest in the Company and (ii) by providing both rewards for exceptional performance and long-term incentives for future contributions to the success of the Company and its Subsidiaries.

Section 2. Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a) “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Section 409A of the Code.

(b) “Accelerated” means, with respect to such Participant and one or more specified Awards: (i) any and all Stock Options and Stock Appreciation Rights become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term, (ii) any restriction periods and restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse, and (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(c) “Active Status” mean (i) for Employees, the absence of any interruption or termination of service as an Employee, (ii) for Directors, that the Director has not been removed from the Board for cause (as determined by the Company’s shareholders), and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person’s consulting or advisory relationship with the Company or any Subsidiary or the occurrence of any termination event as set forth in such person’s Award Agreement. Active Status shall not be considered interrupted (A) for an Employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person’s availability to provide services to the Company or any Subsidiary which has been granted in writing by an authorized officer of the Company. Whenever a mandatory severance period applies under applicable law with respect to a termination of service as an Employee, Active Status shall be considered terminated upon such Employee’s receipt of notice of termination in whatever form prescribed by applicable law.

(d) “Award” means any grant of a Stock Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, Performance Stock, a Performance Stock Unit, Other Stock-Based Award or any other type of award permitted under this Plan.

(e) “Award Agreement” means a written or electronic agreement between the Company and the Participant that shall contain the terms and conditions of an Award.

(f) “Benefit Arrangement” shall have the meaning set forth in Section 22(c).

(g) “Board” means the Board of Directors of the Company.

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(h) “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(i) “Change of Control” means the 1st day that any one or more of the following conditions have been satisfied: (i) the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (ii) an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of 25% or more of the then outstanding voting securities of the Company, other than a Board approved transaction, (iii) during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this Section 2(i)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director, or (iv) a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the rules and regulations promulgated under such provision.

(k) “Committee” means, subject to Section 3(a), the Compensation Committee of the Board (or any successor committee thereof with the same or similar authority) or such other committee of the Board designated by the Board to administer this Plan and composed of two or more Directors, each of whom may be a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

(l) “Common Stock” means shares of common stock, without par value, of the Company.

(m) “Company” or “CPS” means Consumer Portfolio Services, Inc., a California corporation, or any successor thereof.

(n) “Consultant” means any person, except an Employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

(o) “Director” means a member of the Board.

(p) “Disability” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect, and (ii) in all other cases, the term “Disability” as used in this Plan shall have the same meaning as set forth under the Company’s long-term disability plan applicable to the Participant as may be amended from time to time, and in the event the Company does not maintain any such plan with respect to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing such Participant’s usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than 120 days or such other period as may be required by applicable law.

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(q) “Discretion” means in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a Participant in a manner consistent with the treatment afforded other Participants with respect to this Plan, which may be set forth in an Award Agreement or otherwise.

(r) “Effective Date” shall have the meaning set forth in Section 20.

(s) “Eligible Director” shall mean (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and (ii) an “independent director” under the rules of Nasdaq or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(t) “Employee” shall mean any Person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity as, common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the rules and regulations promulgated under such provision.

(v) “Fair Market Value” with respect to a share of Common Stock as of any date means (i) the closing sales price for a share of Common Stock on such day (or, if such day is not a trading day or no sales of Common Stock occur on such date, on the preceding trading day on which there was a sale of Common Stock on such market) on Nasdaq, (ii) if the Common Stock is not listed on such an exchange but is traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the last bid and asked prices) for Common Stock on the particular date, or the last preceding date on which there was a sale of Common Stock on such market, or (iii) if the Common Stock is not listed on an exchange or market referenced in clauses (i) or (ii), then the price determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate from time to time. The Committee also shall establish the Fair Market Value of any other property. Notwithstanding the foregoing, in the case of an Award intended to be exempt from Section 409A of the Code, the Fair Market Value of such Award shall be determined in accordance with Section 409A of the Code.

(w) “Incentive Option” means an option to purchase Common Stock that meets the requirements set forth in this Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

(x) “Misconduct” means any of the following; provided, however, that with respect to Non-Employee Directors, “Misconduct” shall mean subsection (viii) only: (i) any material breach of an agreement between the Participant and the Company or any Subsidiary which, if curable, has not been cured within 20 days after the Participant has been given written notice of the need to cure such breach, or which breach, if previously cured, recurs, (ii) willful unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary by the Participant, (iii) the Participant’s continued willful and intentional failure to satisfactorily perform Participant’s essential responsibilities, provided that the Participant has been given at least 30 days’ written notice of the need to cure the failure and cure has not been effected within that time period, or which failure, if previously cured, recurs, (iv) material failure of the Participant to comply with rules, policies or procedures of the Company or any Subsidiary as they may be amended from time to time, provided that the Participant has been given at least 30 days’ written notice of the need to cure the failure, if such failure is curable, and cure has not been effected within that time period, or which failure, if previously cured, recurs, (v) Participant’s dishonesty, fraud or gross negligence related to the business or property of the Company or any Subsidiary, (vi) personal conduct that is materially detrimental to the business of the Company or any Subsidiary, (vii) conviction of or plea of nolo contendere to a felony, or (viii) in the case of Non-Employee Directors, the removal from the Board for cause (as determined by the Company’s shareholders).

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(y) “Nasdaq” means the Nasdaq Stock Market, or such other principal stock market or exchange that is the principal United States stock market or exchange on which the Common Stock is then quoted or regularly trades.

(z) “Non-Employee Director” means a Director who is not also an officer or an Employee of the Company or any Subsidiary.

(aa) “Non-Employee Director Limit” shall have the meaning set forth in Section 12.

(bb) “Nonqualified Option” means an option to purchase Common Stock that meets the requirements set forth in this Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Code.

(cc) “Other Agreement” shall have the meaning set forth in Section 22(c).

(dd) “Other Stock-Based Award” means any right granted under Section 11, including but not limited to Unrestricted Stock.

(ee) “Parachute Payment” shall have the meaning set forth in Section 22(c).

(ff) “Participant” means any individual designated by the Committee under Section 6 for participation in this Plan who is (i) an Employee (including an officer or Director who is also an Employee) of the Company or any Subsidiary, (ii) a Non-Employee Director, or (iii) a Consultant or advisor of the Company or any Subsidiary.

(gg) “Performance Stock” means an Award that is a bookkeeping entry representing a right granted to a Participant pursuant to an Award made under Section 10 to receive shares of Common Stock (or Restricted Stock) to be issued and delivered upon the attainment of one or more performance goals during a performance period established by the Committee, as provided in Section 10.

(hh) “Performance Stock Unit” means an Award that is the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more shares of Common Stock, to be paid upon the attainment of one or more performance goals during a performance period established by the Committee, as provided in Section 10.

(ii) “Person” means any individual, entity or group.

(jj) “Plan” means this Consumer Portfolio Services, Inc. 2025 Equity Incentive Plan, as it may be amended or restated from time to time.

(kk) “Prior Plan” means the CPS 2006 Long-Term Equity Incentive Plan.

(ll) “Regulation T Stock Option Exercise” shall have the meaning set forth in Section 8(c).

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(mm)  “Resignation (or Resign) for Good Reason” shall mean any voluntary termination by written resignation of the Active Status of any Employee after a Change of Control because of: (i) a material reduction in the Employee’s authority, responsibilities or scope of employment; (ii) an assignment of duties to the Employee inconsistent with the Employee’s role at the Company (including its Subsidiaries) prior to the Change of Control, (iii) a reduction in the Employee’s base salary or total incentive compensation; (iv) a material reduction in the Employee’s benefits unless such reduction applies to all Employees of comparable rank; or (v) the relocation of the Employee’s primary work location more than fifty miles from the employee’s primary work location prior to the Change of Control; provided that the Employee’s written notice of voluntary resignation must be tendered within 1 year after the Change of Control, and shall specify which of the events described in (i) through (v) resulted in the resignation. An Employee must give notice of the existence of “good reason” within 90 days after it first occurs, and the Company has 30 days to cure.

(nn) “Restricted Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Common Stock or units (including any bookkeeping entry of a right) subject to such Award and at the end of which the Participant obtains an unrestricted right to such Common Stock or units (including any bookkeeping entry of a right).

(oo) “Restricted Stock” means an Award that is a grant of Common Stock subject to forfeiture or a Restricted Period, or both, and such other terms and conditions determined by the Committee, as provided in Section 9.

(pp) “Restricted Stock Unit” means an Award that is a bookkeeping entry representing a right granted to a Participant to receive shares of Common Stock or their cash equivalent (or both) to be issued and delivered at the end of a specified period subject to forfeiture, a Restricted Period, or both, and such other terms and conditions determined by the Committee, as provided in Section 9.

(qq) “Retirement” shall mean, (i) with respect to any Employee, voluntary termination of employment after age 55 and at least 10 years of credited service with the Company or any Subsidiary (but only during the time the Subsidiary was a Subsidiary), as determined by the Committee in its sole discretion, and (ii) with respect to any Non-Employee Director, ceasing to be a Director pursuant to election by the Company’s shareholders or by voluntary resignation with the approval of the Board’s chair after having attained the age of 55 years and served continuously on the Board for at least 6 years.

(rr) “Securities Act” means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes any successor provision and the rules and regulations promulgated under such provision.

(ss) “Share Limit” shall have the meaning set forth in Section 5(a).

(tt) “Stock Appreciation Right” means an Award that is a right to receive the appreciation in the Fair Market Value, or a portion of the appreciation in the Fair Market Value, of a specified number of shares of Common Stock, as provided in Section 8.

(uu) “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time, including an Incentive Option and Nonqualified Option.

(vv) “Subsidiary” means any corporation, limited liability company, partnership or any other entity in which the Company owns, directly or indirectly, stock or other ownership interest therein, possessing more than 50% of the combined voting power of all classes of stock or other ownership interest.

(ww)   “Substitute Award” means any shares of Common Stock that are issued by the Company or any Subsidiary in substitution for outstanding awards, and any awards that are assumed by or otherwise become obligations of the Company or a Subsidiary, in connection with any merger, consolidation, acquisition of property or shares, reorganization or similar transaction.

(xx) “Unrestricted Stock” means Common Stock issued under this Plan that is not subject to either a risk of forfeiture or Restricted Period.

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Section 3. Administration.

(a)    Administration of this Plan by the Committee and Other Persons. This Plan shall be administered by the Committee; provided that the Committee may delegate all or a portion of its powers, authority and obligations under this Plan (and any Award Agreement), including the authority to grant Awards without further approval of the Board or Committee, to (i) one or more separate committees consisting of members of the Committee or other members of the Board who are Eligible Directors or (ii) one or more officers of the Company, or such persons’ delegate(s) who are officers of the Company, to the extent permitted under California corporate law and excluding any grants of Awards to Participants who are subject to Section 16 of the Exchange Act. All references in this Plan to the “Committee” also shall be deemed to refer to the foregoing Persons in this Section 3(a) as applicable.

(b)    Authority of the Committee. Subject to the provisions of this Plan, the Committee shall determine, from those who are or become eligible to be Participants under this Plan in accordance with Section 6, the individuals or class of individuals to be granted Awards, the type of Awards and the amount or maximum amount of Common Stock or rights covered by Awards to be granted to each such individual or class of individuals, and the terms and conditions of any Awards, including but not limited to, the rights of Participants with respect to an Award upon any termination of employment or service or Change of Control, under what circumstances the vesting of any Award will be Accelerated, and to what extent and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered. In addition to the authority specifically granted to the Committee in this Plan and subject to Section 21, the Committee is authorized to: interpret this Plan; promulgate, amend and rescind rules and regulations relating to this Plan; correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of this Plan or an Award Agreement; and make all other determinations necessary or advisable for administration of this Plan. Interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive.

Section 4. Indemnification of Committee Members. Members of the Committee and any Employee of the Company or a Subsidiary to whom authority or administrative responsibilities has been delegated shall not be liable for any action or determination made in good faith with respect to this Plan. In addition to such other rights of indemnification as they may have, each member of the Board and the Committee, and any other officer or member of any other committee to whom a delegation under Section 3(a) has been made, shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, up to the maximum extent permitted by applicable law and the Company’s governing documents; provided, however, that within 60 days after receipt of notice of institution of any such action, suit or proceeding, an indemnified person under this Section 4 shall offer the Company in writing the opportunity, at its own cost, to handle and defend the same upon confirmation of the Company’s obligations under this Section 4.

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Section 5. Maximum Number of Shares Subject to Plan; Share Usage.

(a)    Share Limit. Shares of Common Stock issued or to be issued under this Plan shall be authorized but unissued Common Stock. Subject to the other provisions of this Section 5, the maximum number of shares of Common Stock which may be issued pursuant to Awards granted under this Plan or with respect to which Awards may be granted under this Plan shall not exceed in the aggregate (i) 4,501,330 shares of Common Stock plus (ii) the number of shares of Common Stock that, as of the Effective Date were subject to awards granted under the Prior Plan and that, on or after the Effective Date, expire or are forfeited, surrendered, terminated (other than by exercise), cancelled, lapsed or reacquired by the Company prior to vesting, without the delivery of any shares of Common Stock in accordance with the terms of such Prior Plan, and comply with the share recycling provisions of the Prior Plan and Section 5(c) of this Plan (in each case, subject to adjustments as provided in this Section 5) (the “Share Limit”).

(b)    Share Counting. Awards issued under this Plan shall count against the Share Limit on the date of grant as one share of Common Stock for each share of Common Stock covered by such Awards.

(c)    Share Recycling. If any shares of Common Stock covered by an Award are not purchased and are forfeited, cancelled, reacquired by the Company prior to vesting or expired (whether voluntarily or involuntarily), or if an Award otherwise expires or terminates without delivery of Common Stock subject thereto, then the number of shares of Common Stock related to such Award to the extent so forfeited, cancelled, reacquired by the Company, expired or terminated shall not be counted against the Share Limit and shall again be available for making Awards (in accordance with Section 5(b)) under this Plan after such event. Notwithstanding the foregoing, there shall not be added back to the Share Limit: (i) shares of Common Stock tendered by Participants to, or withheld by, the Company as full or partial payment to the Company of the exercise price of Stock Options; (ii) shares of Common Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent that the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon the exercise of the Stock Appreciation Rights; (iii) shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the exercise of, or upon the lapse of restrictions on or settlement of, an Award; and (iv) shares of Common Stock repurchased on the open market with the proceeds of a Stock Option exercise.

(d)    Substitute Awards. Any Substitute Award shall not be counted against the Share Limit; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify as Incentive Options shall be counted against the limit with respect to Incentive Options. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under this Plan and shall not count toward the Share Limit.

(e)    Stock Dividends, Distributions, Stock Splits, Recapitalizations, and Similar Events. The number of shares of Common Stock with respect to each outstanding Award, the exercise price per share with respect to outstanding Stock Options, the strike price with respect to outstanding Stock Appreciation Rights, and the Share Limit to an individual Participant during the term of this Plan shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, extraordinary dividends or distributions (whether in cash, shares, or other property, other than a regular cash dividend), stock splits, recapitalizations, mergers, consolidations, split-up, spin-off, combinations, exchanges of shares or reorganizations of or by the Company (and the adjusted Awards shall be subject to the same restrictions and conditions applicable to the original Award); provided, however, that no fractional shares shall be issued pursuant to this Plan, no Awards may be granted under this Plan with respect to fractional shares, and any fractional shares resulting from such adjustments or otherwise shall be eliminated from any outstanding Award.

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Section 6. Participants. The Committee shall determine and designate from time to time, in its Discretion, those individuals who are Employees (including Directors who are also Employees), Non-Employee Directors, Consultants or advisors of the Company or any Subsidiary to receive Awards. Subject to the provisions of this Plan, the Committee may authorize in advance the grant of Awards to individuals or classes of individuals who are not at the time of Committee authorization, but who subsequently become, eligible to participate in this Plan; provided, however, that (i) for all purposes of this Plan, the date of grant of any Award made to an individual pursuant to such authorization shall be no earlier than the date on which such individual becomes eligible to participate in this Plan, and (ii) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals including, without limitation, the type or types of Awards and the number or maximum number of shares of Common Stock to be covered by such Awards. No individual shall have any right to be granted an Award solely due to an Award being granted to such individual at any prior time, or because a similarly situated individual is or was granted an Award under similar circumstances.

Notwithstanding any other provision of this Plan, the Committee may authorize Substitute Awards under this Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements Nasdaq and applicable law.

Section 7. Award Agreement. Each Award granted under this Plan shall be evidenced by an Award Agreement, as may be approved by the Committee. An Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of this Plan and of such agreement. The terms of each Award Agreement shall be in accordance with this Plan, but such agreements may include such additional provisions and restrictions as determined by the Committee, including that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions and covenants as a condition to receiving such Award, provided that such additional provisions and restrictions do not violate the terms of this Plan.

Section 8. Stock Options and Stock Appreciation Rights.

(a)    Stock Options. Subject to the terms of this Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof; provided, however, that an Incentive Option only may be granted to an Employee of the Company or a Subsidiary, and in the case of a Subsidiary only if (i) the Subsidiary is treated as a disregarded entity owned by the Company, or (ii) the Subsidiary is a corporation (or is treated as a disregarded entity owned by a corporation) 50% or more of the combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company. Each Award Agreement for a Stock Option granted under this Plan shall designate whether such Stock Option is intended to be an Incentive Option or Nonqualified Option, the number of shares of Common Stock covered thereby, the exercise price per share for which the shares of Common Stock covered by such Stock Option may be purchased, the date of grant (which may not be prior to the date of the Committee’s approval of the Award), the expiration date, and such other terms as determined by the Committee in its Discretion. No Incentive Option may be granted under this Plan to any one Participant which would result in the aggregate Fair Market Value of underlying Common Stock (determined as of the date the option is granted) with respect to which Incentive Options first become exercisable by such Participant in any calendar year (under this Plan and any other plan or agreement of the Company or any Subsidiary) exceeding $100,000 (or such other amount as may be specified in Section 422 of the Code). To the extent that the aggregate Fair Market Value of shares of Common Stock (determined at the date such Stock Option was granted) with respect to which Stock Options designated as Incentive Options first become exercisable by a Participant in any calendar year (under this Plan and any other plan or agreement of the Company or any Subsidiary) exceeds $100,000 (or such other amount as may be specified in Section 422 of the Code), such excess Stock Options shall be treated as Nonqualified Options.

(b)    Stock Option Exercise Price. The Committee, in its Discretion, shall establish the exercise price per share for which the shares of Common Stock covered by the Stock Option may be purchased. The exercise price per share of a Stock Option (except for a Substitute Award or a 409A Award) shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Stock Option is granted; provided, however, that with respect to an Incentive Option granted to a Participant who as of the grant date owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Company or of any parent or Subsidiary, the exercise price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date such Stock Option is granted. The exercise price per share shall be subject to adjustment in accordance with the provisions of Section 5.

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(c)    Method of Exercise and Payment of Stock Option Exercise Price. No shares of Common Stock shall be delivered pursuant to any exercise of a Stock Option until the Participant has paid the exercise price to the Company in full, and an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Stock options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Award Agreement accompanied by payment of the exercise price and such applicable taxes. At the time of the exercise in whole or in part of any Stock Option granted hereunder, payment of the exercise price shall be made in cash by the Participant for the shares so purchased; provided that in the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the exercise price in whole or in part also may be made: (i) by the Participant delivering shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price of the shares so purchased; (ii) by the Company retaining from the shares of Common Stock to be delivered upon exercise of the Stock Option that number of shares having a Fair Market Value on the date of exercise equal to the exercise price of the shares so purchased; (iii) by irrevocable instructions to a stock broker to promptly deliver to the Company payment of the exercise price for the shares so purchased from the proceeds of the stock broker’s sale of or loan against some or all of the shares (a “Regulation T Stock Option Exercise”); or (iv) in such other manner as the Committee determines is appropriate.

(d)    Vesting. Unless otherwise provided in the applicable Award Agreement or in any employment, offer letter, retention, change of control, severance or similar agreement with the Company or any Subsidiary, to the extent Stock Options vest and become exercisable in increments, such Stock Options shall cease vesting upon the termination of a Participant’s Active Status.

(e)    Stock Appreciation Rights. Subject to the terms of this Plan, the Committee may grant Stock Appreciation Rights to Participants either in conjunction with, or independently of, any Stock Options granted under this Plan. A Stock Appreciation Right granted in conjunction with a Stock Option may be an alternative right wherein the exercise of the Stock Option terminates the Stock Appreciation Right to the extent of the number of shares of Common Stock purchased upon exercise of the Stock Option and, correspondingly, the exercise of the Stock Appreciation Right terminates the Stock Option to the extent of the number of shares with respect to which the Stock Appreciation Right is exercised. Alternatively, a Stock Appreciation Right granted in conjunction with a Stock Option may be an additional right wherein both the Stock Appreciation Right and the Stock Option may be exercised. A Stock Appreciation Right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements:

(i) the Stock Appreciation Right will expire no later than the Incentive Option;

(ii) the Stock Appreciation Right may be for no more than the difference between the exercise price of the Incentive Option and the Fair Market Value of the shares of Common Stock subject to the Incentive Option at the time the Stock Appreciation Right is exercised;

(iii) the Stock Appreciation Right is transferable only when the Incentive Option is transferable, and under the same conditions;

(iv) the Stock Appreciation Right may be exercised only when the Incentive Option is eligible to be exercised; and

(v) the Stock Appreciation Right may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Incentive Option exceeds the exercise price of the Incentive Option.

Each Award Agreement for a Stock Appreciation Right granted under this Plan shall designate the number of shares of Common Stock covered thereby, the strike price per share (which shall not be less than the Fair Market Value of a share of Common Stock as determined on the date of grant, except a Substitute Award), the date of grant (which may not be prior to the date of the Committee’s approval of the Award), the expiration date, and such other terms as determined by the Committee in its Discretion. The strike price shall be subject to adjustment in accordance with the provisions of Section 5.

Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee, a portion of the excess of (A) the then aggregate Fair Market Value of the number of shares of Common Stock with respect to which the Participant exercises the Stock Appreciation Right, over (B) the aggregate strike price of the applicable Stock Appreciation Rights so exercised. This amount shall be payable by the Company, in the Discretion of the Committee, in cash, in shares of Common Stock, in other property or any combination thereof.

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(f)     Granting and Exercise of Stock Options and Stock Appreciation Rights. Subject to the provisions of this Section 8, each Stock Option and Stock Appreciation Right granted hereunder shall become vested and/or exercisable at any such time or times or in any such installments during the term of such Award as may be determined by the Committee in its Discretion and set forth in the Award Agreement. In addition, the Committee may, in its Discretion, condition the vesting of a Stock Option or Stock Appreciation Right on the attainment of one or more performance goals over a performance period prescribed by the Committee. A Participant may exercise a Stock Option or Stock Appreciation Right, if then exercisable, in whole or in part, by delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a Stock Option, by payment for the shares of Common Stock in the manner prescribed in Section 8(c). No Participant shall have any of the rights of a shareholder of the Company in respect of the shares of Common Stock covered by a Stock Option or Stock Appreciation Right until the actual issuance of shares of Common Stock to said Participant, if any.

(g)    Term of Stock Options and Stock Appreciation Rights. If not sooner terminated, each Stock Option and Stock Appreciation Right granted hereunder shall expire not more than 10 years from the date of the grant thereof; provided, however, that with respect to an Incentive Option granted to a Participant who as of the grant date owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Company or any parent or Subsidiary, such option shall expire not more than 5 years after the date of grant thereof.

Section 9. Restricted Stock or Restricted Stock Units. Subject to the terms of this Plan, the Committee, in its Discretion, may grant to Participants shares of Restricted Stock and/or Restricted Stock Units with respect to a specified number of shares of Common Stock. An Award Agreement for shares of Restricted Stock and all Restricted Stock Units granted to Participants under this Plan shall include the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a)    Restricted Period. At the time of such Award, there shall be established a Restricted Period, which period may differ among Participants and may have different expiration dates with respect to portions of shares or units covered by the same Award. In addition, the Committee may, in its Discretion, condition the vesting of Restricted Stock and/or Restricted Stock Units on the attainment of one or more performance goals over a performance period prescribed by the Committee.

(b)    Rights as a Shareholder. A Participant may be provided all of the rights of a shareholder in respect of shares of Restricted Stock including the right to vote the shares, subject to Section 15(g). A Participant shall have no ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted.

(c)    Vesting. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested shares of Common Stock underlying Restricted Stock or Restricted Stock Units upon the termination of a Participant’s Active Status. To the extent that the Participant purchased the shares of Common Stock granted under such Restricted Stock or Restricted Stock Units and any such shares of Common Stock remain non-vested at the time the Participant’s Active Status terminates, the termination of Active Status shall cause an immediate sale of such non-vested shares of Common Stock to the Company at the original price per share of Common Stock paid by the Participant.

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(d)    Settlement.

(i)     Restricted Stock. Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates. If stock certificates are issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant, deposited with the Company or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture. After the expiration of the Restricted Period applicable to the Restricted Stock (if applicable, after attainment of the applicable performance goals and approval by the Committee of such performance), the Company shall deliver to the Participant the stock certificates for such shares; provided that the Committee may determine instead that such shares shall be evidenced by book-entry registration. If stock certificates or book-entry registrations were previously issued for the shares and a legend had been placed on such certificate or book-entry registration, the Company shall cause such certificates or book-entry registrations to be reissued without the legend.

(ii)   Restricted Stock Units. After the expiration of the Restricted Period applicable to the Restricted Stock Units (if applicable, after attainment of the applicable performance goals and approval by the Committee of such performance), the Company shall pay to the Participant an amount equal to the then Fair Market Value of the shares to which the Restricted Stock Units relate. In the Discretion of the Committee, such amount may be paid in cash, Common Stock, other property or any combination thereof. If paid in Common Stock, the Company shall deliver to the Participant the stock certificates for such shares; provided that the Committee may determine instead that such shares shall be evidenced by book-entry registration.

Section 10. Performance Stock and Performance Stock Units. Subject to the terms of this Plan, the Committee may grant to a Participant the right to earn Performance Stock and Performance Stock Units with respect to a specified number of shares of Common Stock. The terms in this Section 10 shall apply to other Awards as appropriate to the extent they are subject to the attainment of one or more performance goals. An Award Agreement for the Performance Stock and Performance Stock Units granted to Participants under this Plan shall include the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a)    Performance Goals; Performance Period. The Participant’s right to earn Performance Stock and Performance Stock Units shall be subject to the attainment of one or more performance goals over a performance period prescribed by the Committee. In connection with any such Award, the performance goal, specific targets and other details of the performance goal applicable to such Award shall be established by the Committee in its Discretion. Performance goals with respect to a performance period may differ from Participant to Participant and from Award to Award. The Committee shall have the authority to make equitable adjustments to the performance goals as may be determined by the Committee, in its sole Discretion.

(b)    Rights as a Shareholder. A Participant shall have no ownership interest in shares of Common Stock with respect to which Performance Stock or Performance Stock Units are granted.

(c)    Vesting. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested shares of Common Stock underlying Performance Stock or Performance Stock Units upon the termination of a Participant’s Active Status.

(d)    Settlement of Performance Stock and Performance Stock Units. Shares or cash shall be issued to a Participant (in whole or in part, as applicable) pursuant to an Award of Performance Stock or Performance Stock Units, respectively, only after (i) expiration of the performance period and attainment of the applicable performance goals, and (ii) approval by the Committee that the performance goals and any other material terms of the Award have been attained or satisfied. If the performance goals applicable to an Award of Performance Stock or Performance Stock Units has not been attained by the end of the performance period, either in whole or in part, the shares or units subject to the Award shall be forfeited and transferred back to the Company by the Participant, in whole or in part, as applicable (as required by the Award Agreement), without payment of any consideration by the Company. After attainment of the applicable performance goals and approval by the Committee pursuant to this Section 10(d), the Company shall pay to the Participant an amount equal to the then Fair Market Value of the shares or cash to which the Award of Performance Stock or Performance Stock Units, respectively, relate. In the Discretion of the Committee, such amount owing may be paid in cash, Common Stock, other property or any combination thereof. If paid in Common Stock, the Company shall deliver to the Participant stock certificates for such shares; provided that the Committee may determine instead that such shares shall be evidenced by book-entry registration.

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Section 11. Other Stock-Based Awards. The Committee may grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as are deemed by the Committee, in its Discretion, to be consistent with the purposes of this Plan; provided, however, that such grants must comply with applicable law. Without limitation, the Committee may permit a Participant to make a current, outright purchase of shares of Common Stock, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then Fair Market Value of the shares, with the price payable by the Participant in such form and manner and at such time as determined by the Committee in its Discretion.

Section 12. Non-Employee Director Limit. Notwithstanding any provision to the contrary in this Plan or in any other agreement, plan, policy or program regarding the compensation of Non-Employee Directors, the sum of any cash compensation received by any individual for service as an Non-Employee Director and the grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of all Awards granted to such individual Non-Employee Director for service in such capacity shall not exceed $600,000 in any calendar year (the “Non-Employee Director Limit”).

Section 13. Investment Purpose. If the Committee, in its Discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder and as a condition to the Company’s obligation to deliver certificates representing such shares, to execute and deliver to the Company a written statement in form satisfactory to the Committee, representing and warranting that the Participant’s acquisition of shares of Common Stock shall be for such Person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

Section 14. No Rights to Continued Employment or Service. Nothing contained in this Plan or in any Award granted pursuant to this Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment or service as an Employee, Consultant, advisor or Director of the Company or a Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate such Person’s employment or service at any time with or without cause. Unless determined otherwise by the Committee, for purposes of this Plan and all Awards, (a) a Participant who transfers employment between the Company and its Subsidiaries, or between Subsidiaries, will not be considered to have ended employment; and (b) a Participant employed by a Subsidiary will be considered to have ended employment when such entity ceases to be a Subsidiary.

Section 15. General Provisions Applicable to Awards.

(a)    Minimum Vesting. Notwithstanding any other provision of this Plan to the contrary and subject to the immediately following proviso, any Awards that settle in shares of Common Stock (excluding, for this purpose, any (i) Substitute Awards and (ii) shares delivered in lieu of fully vested cash-denominated obligations) granted under this Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the shares of Common Stock subject to the Share Limit, as adjusted pursuant to Section 5(e). For purposes of Awards to Non-Employee Directors, such Award will be deemed to vest no earlier than the first anniversary of the date of grant of the Award if such Award vests on the earlier of (A) the date of the next annual meeting of shareholders (which date is at least 50 weeks after the immediately preceding year’s annual meeting of shareholders) and (B) the first anniversary of the date of grant. For the avoidance of doubt, this Section 15(a) shall not be construed to limit the Committee’s Discretion to provide for an Award to be Accelerated, or deem an Award to be earned, including in cases of death, Disability, Retirement, termination without cause or a Change of Control.

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(b)    Transferability; Exercisability. Notwithstanding any other provision of this Plan to the contrary, no Award (other than Unrestricted Stock), and no right under any such Award, shall be assignable, alienable, saleable, pledged, hypothecated, encumbered or transferable by a Participant otherwise than by will or by the laws of descent and distribution, unless and to the extent the Committee uses its Discretion to allow a Participant to: (i) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (ii) transfer an Award, provided that, unless approved by shareholders, in no event shall any Award be transferable for consideration or any Stock Option or Stock Appreciation Right (either granted independently or in tandem) be transferable to third-party financial institutions. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

(c)    Effect of Termination of Employment or Service. The Committee shall have the Discretion to determine and set forth in the Award Agreement, at the time an Award is made to a Participant or any time thereafter, the effect on the Award of the termination of the Participant’s employment or service with the Company and its Subsidiaries; provided, that if the Participant has in effect an employment, offer letter, retention, change of control, severance or similar agreement with the Company or any Subsidiary that determines the effect of such termination event on the Participant’s Awards, then such agreement shall take precedence over the terms of any Award Agreement. Unless otherwise provided in the applicable Award Agreement or in any employment, offer letter, retention, change of control, severance or similar agreement with the Company or any Subsidiary, vested Awards granted under this Plan shall expire, terminate or otherwise be forfeited as follows:

(i) 3 months after the date the Company delivers a notice of termination of a Participant’s Active Status, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii) immediately upon termination of a Participant’s Active Status for Misconduct;

(iii) 12 months after the date on which a Participant other than a Non-Employee Director ceased performing services as a result of such Participant’s total and permanent Disability; and

(iv) 12 months after the date on which the Participant ceased performing services as a result of Retirement, or after such Participant’s death.

Notwithstanding the foregoing subsections (i) through (iv) above, the Committee shall have the authority to extend the expiration date of any outstanding Nonqualified Option, or Stock Appreciation Right in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of any Nonqualified Option or Stock Appreciation Right beyond the date on which the Nonqualified Option or Stock Appreciation Right would have expired if no termination of the Employee’s Active Status had occurred).

(d)    Deferral. In its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to elect to defer receipt of shares issuable pursuant to any Award to a time later than the time the cash or shares otherwise would be issued to the Participant; provided, that such deferral election complies with rules adopted by the Committee, which comply with, or are exempt from, the requirements of Section 409A of the Code. In such event, the Committee may, in its Discretion, provide for the payment by the Company of an additional amount representing interest at a reasonable rate or the actual rate of return on one or more predetermined specific investments, as determined by the Committee.

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(e)    Recoupment, Clawback, Equity Holding or Stock Ownership Policies. Any Awards granted under this Plan and any amounts or benefits arising from such Awards, including but not limited to shares of Common Stock issued or cash paid pursuant to such Awards (including any dividends or distributions) or proceeds realized by the Participant (on a pre-tax basis) due to the sale or other transfer of shares of Common Stock issued pursuant to such Awards shall be subject to (i) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (ii) recoupment, clawback, equity holding, stock ownership or similar requirements law, regulation or listing standards applicable to the Company from time to time.

(f)     Offset. Subject to compliance with applicable law, the Company shall have the right to offset, from any amount payable or shares deliverable hereunder, any amount that the Participant owes to the Company or any Subsidiary without the consent of the Participant or any individual with a right to the Participant’s Award.

(g)    Dividends, Distributions and Equivalents.

(i) Stock Options and Stock Appreciation Rights. Prior to such issuance of shares of Common Stock in respect of Stock Options and Stock Appreciation Rights, no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Section 5(e). For the avoidance of doubt, subject to Section 5(e), the Committee shall not grant payments of shares or cash in connection with Stock Options and Stock Appreciation Rights that are equivalent to dividends declared and paid (i.e. dividend equivalents) on the shares of Common Stock underlying the Stock Options and Stock Appreciation Rights.

(ii) Restricted Stock and Other Stock-Based Awards. A Participant may be provided all of the rights of a shareholder in respect of shares of Restricted Stock and Other Stock-Based Awards, including the right to receive dividends and distributions, if any.

(iii) Restricted Stock Units, Performance Stock and Performance Stock Units. The Committee, in its Discretion, may provide that Restricted Stock Units, Performance Stock and Performance Stock Units shall earn dividend and distribution equivalents equal to the amount of dividends and distributions, if any, that are paid on that number of shares with respect to which such Awards are granted (subject to such terms, conditions, limitations and restrictions as the Committee may establish).

(iv) Restrictions on and Payments of Dividends, Distributions and Equivalents. Any dividends and distributions, or dividend and distribution equivalents, if any, shall be subject to the restrictions applicable to the original Award and, if any such dividends and distributions are paid in cash, such dividends and distributions shall be accumulated during the Restricted Period and performance period, if any (without interest), and (A) paid if and when, and only to the extent that, the applicable Award is earned and/or vested or (B) forfeited, if and when, and to the extent that, the applicable Award is forfeited prior to earning and/or vesting. Any dividend and distribution equivalent rights shall be paid in a manner that either complies with, or is exempt from, Section 409A of the Code.

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Section 16. Change of Control. Notwithstanding any other provision of this Plan or any provision of an Award Agreement, in the event the Committee determines that there has been or will be a Change of Control of the Company, a Participant’s Awards shall be Accelerated as set forth below; provided, that if the Participant has in effect an employment, offer letter, retention, change of control, severance or similar agreement with the Company or any Subsidiary that determines the effect of Change of Control on the Participant’s Awards, then such agreement shall take precedence over the terms of the Award Agreement. Such treatment may (but not automatically) include, without limitation, the Accelerated vesting of Stock Options and Stock Appreciation Rights, release of restrictions applicable to Restricted Stock or Restricted Stock Units, or deeming Performance Stock, Performance Stock Units or other performance-based Awards to have been earned.

(a)    With respect to Non-Employee Directors, upon the occurrence of a Change of Control;

(b)    With respect to any Employee, upon the occurrence of a Change of Control as described in subsection (i) of the definition of “Change of Control”;

(c)    With respect to any Employee who Resigns for Good Reason or whose Active Status is terminated, within 1 year after a Change of Control as described in subsection (ii) or (iii) of the definition of “Change of Control”;

(d)    With respect to any Employee, upon the occurrence of a Change of Control described in subsection (iv) of the definition of “Change of Control,” provided that such Awards have not otherwise been assumed or an equivalent award substituted by such successor entity or a parent or subsidiary of such successor entity; and

(e)    With respect to any Employee who Resigns for Good Reason or whose Active Status is terminated, within 1 year after a Change of Control described in subsection (iv) of the definition of “Change of Control,” in connection with which each Award is assumed or an equivalent award substituted by the successor entity or a parent or subsidiary of such successor entity.

Section 17. Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Committee may not, without shareholder approval, (a) amend the terms of outstanding Stock Options or Stock Appreciation Rights to reduce the exercise price or strike price, respectively, (b) cancel any outstanding Stock Options or Stock Appreciation Rights in exchange for other Stock Options or Stock Appreciation Rights with an exercise price or strike price that is less than the exercise price or strike price of the original Stock Options or Stock Appreciation Rights, respectively, (c) cancel any outstanding Stock Options or Stock Appreciation Rights with an exercise price or strike price above the current Fair Market Value of a share of Common Stock in exchange for cash or another Award, or (d) take any other action that would be treated as a repricing under the rules of Nasdaq.

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Section 18. Tax Matters.

(a)    Withholding Payments. If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to this Plan, there shall be payable by the Company or a Subsidiary any amount for income or employment tax withholding, in the Committee’s Discretion, either the Company shall appropriately reduce the amount of Common Stock, cash or other property to be paid to the Participant or the Participant shall pay such amount to the Company or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by (i) electing to require the Participant to make a cash payment to the Company in an amount equal to any such withholding tax obligation at the time or at any time after such withholding tax obligation is due and payable, (ii) electing to have the amount of Common Stock delivered or deliverable by the Company in respect of an Award appropriately reduced, (iii) electing to tender Common Stock back to the Company subsequent to receipt of such Common Stock in respect of an Award or (iv) in the case of a Regulation T Stock Option Exercise, irrevocably instructing a stock broker to promptly deliver to the Company an amount (in addition to the Stock Option exercise price) equal to any withholding tax owing in respect of such Stock Option exercise from the proceeds of the stock broker’s sale of or loan against some or all of the shares. The Company or any of its Subsidiaries also shall have the right to (A) withhold the amount of such taxes from any other sums or property due or to become due from the Company or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe or (B) defer issuance of Common Stock under this Plan until payment by the Participant to the Company or any of its Subsidiaries of the amount of any such tax. The amount withheld by the Company may not exceed the Participant’s total maximum statutory tax withholding obligations associated with the transaction.

(b)    Section 409A of the Code. It is intended that Awards granted under this Plan either be exempt from, or comply with, the requirements of Section 409A of the Code and the guidance and regulations issued thereunder and, accordingly, to the maximum extent permitted, this Plan and the Award Agreements shall be interpreted consistent with such intent. In the event that any 409A Award fails to comply with Section 409A of the Code, the Company may revise the terms of the 409A Award to correct such noncompliance to the extent permitted under any guidance, procedure or other method promulgated by the Internal Revenue Service now or in the future or otherwise available that provides for such correction as a means to avoid or mitigate any taxes, interest or penalties that would otherwise be incurred by the Participant on account of such noncompliance; provided, however, that in no event whatsoever shall the Company be liable for any additional tax, interest or penalty imposed upon or other detriment suffered by a Participant under Code Section 409A or damages for failing to comply with Section 409A of the Code. Notwithstanding anything to the contrary contained herein or in any Award Agreement, the payment or settlement of any 409A Award that would otherwise be payable or distributable upon the occurrence of a Change of Control, the Participant’s Disability or termination of employment or service, shall not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such event also constitutes a change of control within the meaning of Treas. Reg. §1.409A-3(i)(5), a disability within the meaning of Treas. Reg. §1.409A-3(i)(4), or a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), respectively, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Section 409A of the Code. Notwithstanding anything else to the contrary in this Plan, to the extent that a Participant is a “specified employee” (as determined in accordance with the requirements of Section 409A of the Code), no payment on account of a Participant’s separation from service (determined in accordance with Treas. Reg. §1.409A-1(h)) in settlement of a 409A Award may be made before the date which is 6 months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

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(c)    No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Section 409A of the Code shall be so exempt, (ii) any 409A Award intended to comply with Section 409A of the Code or Section 422 of the Code shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Subsidiary indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(d)    Participant Responsibilities. If a Participant shall dispose of shares of Common Stock acquired through exercise of an Incentive Option within either (i) 2 years after the date the Stock Option is granted or (ii) 1 year after the date the Stock Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within 7 days of the date of such disqualifying disposition. In addition, if a Participant elects, under Section 83(b) of the Code, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within 7 days of the date the Participant makes such an election.

Section 19. Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 21.

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or shares of Common Stock issuable under such Award would be taxable to the Participant under Section 457A of the Code in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or shares of Common Stock issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Section 409A of the Code, no later than the end of the short-term deferral period permitted by Section 457A of the Code) notwithstanding anything in this Plan or the Award Agreement to contrary.

Section 20. Effectiveness of Plan. This Plan shall be effective on the date that the Company’s shareholders approve this Plan at the annual meeting of shareholders in accordance with applicable Nasdaq rules (the “Effective Date”). Awards may not be granted under this Plan prior to shareholder approval of this Plan.

Section 21. Termination, Duration and Amendments of Plan. This Plan may be abandoned or terminated at any time by the Board or Committee. Unless sooner terminated by the Board or Committee, this Plan shall terminate on the date 10 years after its approval by the Company’s shareholders, and no Awards may be granted thereafter. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board or Committee shall have the right, without approval of the shareholders of the Company, to amend or revise the terms of this Plan at any time; provided however, that no such amendment or revision shall (i) with respect to this Plan, increase the Share Limit or with respect to which Awards may be made to individual Participants (subject in each case, however, to the provisions of Section 5), materially change the class of Persons eligible to be Participants under this Plan, materially increase the benefits accruing to Participants under this Plan, or increase the Non-Employee Director Limit contained in Section 12 without approval or ratification of the shareholders of the Company; or (ii) with respect to an Award previously granted under this Plan, materially adversely affect the rights of any affected Participant under any such Award without the consent of such Participant, except (A) as otherwise specifically provided in this Plan or an Award Agreement, (B) to the extent any such amendment or revision is made to cause this Plan to comply with applicable law, Nasdaq rules and regulations or accounting or tax rules and regulations or (C) to the extent any such amendment or revision imposes any clawback or recoupment provisions with respect to any Awards (including any amounts or benefits arising from such Awards) adopted by the Company from time to time.

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Section 22. General.

(a)    Compliance with Law. The granting of Awards and the issuance of shares of Common Stock hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No shares of Common Stock shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the Person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

(b)    Awards Outside of this Plan. Neither the adoption of this Plan nor the submission of this Plan to the Company’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

(c)    Other Benefit Plans or Arrangements. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of Participant’s compensation for purposes of determining the Participant’s benefits under any other benefit plans or arrangements provided by the Company or any affiliate, except where the Committee expressly provides otherwise in writing. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 22 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards hereunder held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment, provided that any such payment or benefit that is excluded from the coverage of Section 409A of the Code shall be reduced or eliminated prior to the reduction or elimination of any benefit that is related to a 409A Award.

(d)    Creditor Claims. The interests of any Participant under this Plan or any Award shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

(e)    Governing Law. This Plan, and all Awards made pursuant hereto, shall be governed by, construed, and administered in accordance with the laws of the State of California (regardless of the laws that might otherwise govern under applicable principles of choice of law or conflicts of laws of such jurisdiction or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of California).

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(f)    Rule 16b-3 Under the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

(g)   Successor Rules. References in this Plan to any law, rule or regulation shall include a reference to any corresponding rule (or number redesignation) of any amendments or restatements to such law, rule or regulation adopted after the Effective Date.

(h)   Headings. Headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

(i)    Authority of Company. Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers.

(j)    Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

(k)   Entire Agreement. This document is a complete statement of this Plan.

* * *

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